Exhibit (g)(5)
AMENDMENT TO DOMESTIC CUSTODY AGREEMENT AND
GLOBAL CUSTODY RIDER
This AMENDMENT, effective as of September 12, 2008, to the DOMESTIC CUSTODY AGREEMENT (as amended from time to time, the “Agreement”), dated as of April 4, 2008, and the GLOBAL CUSTODY RIDER TO THE DOMESTIC CUSTODY AGREEMENT (as amended from time to time, the “Rider”), both by and between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Bank”) and THE VANTAGEPOINT FUNDS, on behalf of itself and each of the series listed on Appendix A thereto (each such fund a “Customer”).
     WHEREAS, the Bank and the Customer desire to amend the Agreement and Rider as set forth below.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:
1. Amendments.
(a)	The Custody Service Fees chart in Schedule A — Fees of the Agreement is hereby supplemented as follows:

Markets	Transaction Fees	BPS
Argentina	$45.00	20.00
Bahrain	$75.00	35.00
Bermuda	$45.00	20.00
Chile	$45.00	20.00
China	$45.00	20.00
Colombia	$75.00	35.00
Cyprus	$45.00	20.00
Czech Republic	$45.00	20.00
Egypt	$50.00	25.00
Iceland	$45.00	20.00
India	$50.00	15.00
Indonesia	$50.00	12.00
Israel	$45.00	20.00
Jordan	$75.00	35.00
Latvia	$45.00	20.00
Malaysis	$45.00	8.00
Malta	$45.00	20.00
Mauritius	$80.00	35.00
Oman	$80.00	35.00
Pakistan	$80.00	35.00
Peru	$75.00	35.00
Philippines	$50.00	12.00
Poland	$50.00	25.00
Romania	$75.00	35.00

Markets	Transaction Fees	BPS
Russia	$50.00	20.00
Saudi Arabia	$80.00	35.00
Slovakia	$75.00	35.00
Slovenia	$50.00	25.00
Sri Lanka	$45.00	20.00
Sweden	$20.00	1.50
Thailand	$35.00	8.00
Turkey	$35.00	12.00
Ukraine	$80.00	35.00
United Arab Emir	$80.00	35.00
Venezuela	$80.00	35.00
Euroclear	$20.00	1.00
(b)	Schedule A – Fees of the Agreement is supplemented as follows:
     Global Proxy Voting Service Fees
     Fees charged by Bank to Customer for providing the Proxy Voting Service, as defined in Section 2.5 of the Rider, are as follows:

Tier A Markets	$15.00
Tier B Markets	$35.00
Tier C Markets	$60.00

Tier A			Tier B	Tiers C
Australia	Mexico	United States	Austria	Argentina
Bahrain	New Zealand	Venezuela	Belgium	Brazil
Bermuda	Oman		Czech Republic	Cyprus
Canada	Pakistan		Euroclear	Denmark
Chile	Philippines		France	Egypt
China	Russia		Germany	Finland
Colombia	Singapore		Greece	Iceland
Hong Kong	Slovakia		Hungary	Latvia
India	South Africa		Italy	Norway
Indonesia	South Korea		Netherlands	Peru
Ireland	Spain		Portugal	Poland
Israel	Sri Lanka		Saudi Arabia	Romania
Japan	Taiwan			Slovenia
Jordan	Thailand			Sweden
Malaysia	United Arab Emirates			Switzerland
Malta	Ukraine			Turkey
Mauritius	United Kingdom
►	Tier A includes those markets where the execution process does not involve share blocking, re-registration, disclosure or specific voting Power of Attorneys.

►	Tier B includes those markets that require share blocking/earmarking (post vote reconciliation).

►	Tier C includes those markets that require re-registration, specific voting disclosure and specific proxy voting power of attorney.
2. Miscellaneous.
(a)	Except as amended hereby, the Agreement and Rider shall remain in full force and effect.

(b)	Terms not defined in this amendment shall have the meaning assigned to them in the Agreement or Rider, as applicable.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

THE VANTAGEPOINT FUNDS

By:

Name:

Title:

Approved by:

Name:

Title:

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